AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT, dated as of the 16th day of October, 2020, to the Custody Agreement, dated as of June 22, 2006, as amended, (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Becker funds, listed on Exhibit AA attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fee schedule on Exhibit AA of the Agreement; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Effective June 1, 2020, Exhibit AA of the Agreement is hereby superseded and replaced in its entirety with Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/ Elaine E. Richards	By: /s/ Anita Zagrodnik
Name: Elaine E. Richards	Name:Anita Zagrodnik
Title: President	Title: Senor Vice President

Becker                         1

Exhibit AA
to the
Professionally Managed Portfolios Custody Agreement

Name of Series

Becker Value Equity Fund

Custody Services Fee Schedule at June 1, 2020

Annual Fee Based upon Market Value Per Fund*
[ ] basis point on average daily market value
Minimum annual fee per fund – $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
•$[ ]    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[ ]    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ]/short sale
•$[ ]    – Option/SWAPS/future contract written, exercised or expired
•$[ ]    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[ ]    – Physical security transaction
•$[ ]/segregated account per year
•$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

•A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ].

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
•Third Party lending - Additional fees will apply

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit AA.

BECKER CAPITAL MANAGEMENT, INC.

By:/s/ Stephanie Moyer

Name: Stephanie Moyer

Title:COO/CCO Date: October 27, 2020

Becker                         2

Exhibit AA (continued) to the Professionally Managed Portfolios Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]		[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin

Becker                         3

Global Custody Base Fee

A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Becker                         4